UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2016
Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)
Registrant's telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Chemical Financial Corporation ("Chemical") held its annual meeting of shareholders on Monday, April 18, 2016. At that meeting, the shareholders voted on three proposals, as described in Chemical's Proxy Statement dated March 4, 2016, and cast their votes as described below.
Proposal 1
All of the directors of Chemical are elected annually. All nominees for director were elected by the following votes:

	Votes Cast
Election of Directors	For	Withheld	Broker Non-Votes	Uncast

Gary E. Anderson	26,904,904	258,859	5,177,923	—
James R. Fitterling	26,920,049	243,714	5,177,923	—
Richard M. Lievense	26,790,190	373,573	5,177,923	—
John E. Pelizzari	26,762,632	401,131	5,177,923	—
David B. Ramaker	26,205,231	958,533	5,177,923	—
Larry D. Stauffer	26,912,270	251,493	5,177,923	—
Franklin C. Wheatlake	26,908,343	255,420	5,177,923	—
Proposal 2
Proposal 2 was a proposal to ratify the appointment of KPMG LLP as Chemical's independent registered public accounting firm for the year ending December 31, 2016. This proposal was approved.

Votes Cast
For	Against	Abstain	Broker Non-Votes

31,877,387	344,256	120,042	—
Proposal 3
Proposal 3 was a non-binding advisory proposal to approve Chemical's executive compensation. This proposal was approved. A non-binding advisory proposal to approve Chemical's executive compensation will next occur in connection with Chemical's 2017 annual meeting of shareholders.

Votes Cast
For	Against	Abstain	Broker Non-Votes

25,499,941	879,458	784,364	5,177,923

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 19, 2016	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer